UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On January 30, 2024, Harmonic Inc. (the “Company”) issued a notice to redeem all of its outstanding 2.00% Convertible Senior Notes due 2024 (the “Notes”). The redemption of the Notes will be effected pursuant to the terms of the Indenture that governs the Notes (the “Indenture”). The Notes will be redeemed on April 18, 2024 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the Redemption Date. Holders of Notes called for redemption will have the right to convert their Notes at any time before the close of business on April 16, 2024 in accordance with the Indenture at a conversion rate of 118.0550 shares (inclusive of Additional Shares, as defined in the Indenture) of the Company’s common stock per $1,000 principal amount of the Notes converted. Pursuant to the terms of the Indenture, the Company has elected to settle any such conversions by Combination Settlement (as defined in the Indenture) with a Specified Dollar Amount (as defined in the Indenture) of $1,000 per $1,000 principal amount of Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	HARMONIC INC.

	By:	/s/ Walter Jankovic
Walter Jankovic
Chief Financial Officer